UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549

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                                  FORM 8-K
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                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

    Date of report (Date of earliest event reported): December 15, 2006


                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)


        1-32532                                       20-0865835
(Commission File Number)               (I.R.S. Employer Identification No.)

           50 E. RiverCenter Boulevard, Covington, Kentucky 41011
            (Address of principal executive offices) (Zip Code)

                P.O. Box 391, Covington, Kentucky 41012-0391
                        (Mailing Address) (Zip Code)

     Registrant's telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02.  Termination of a Material Definitive Agreement

     On December 15, 2006, Ashland Inc. ("Ashland") terminated its stock trading plan with Credit Suisse Securities (USA) LLC, amended and restated on September 20, 2006, and effective on October 2, 2006 (the "Plan"). As previously disclosed, substantially all of the estimated $1.23 billion in after-tax proceeds from the sale of Ashland Paving And Construction, Inc. (the "APAC Proceeds") were to fund a $10.20 per share special dividend (which was paid on October 25, 2006), the completion of an earlier share repurchase authorization, and an authorization to repurchase up to 7 million additional shares of Ashland common stock.

     As of December 15, 2006, $539 million of the APAC Proceeds was used to repurchase 8,735,900 shares and $674 million was used to pay the special dividend. Also as of December 15, approximately 62,853,410 shares of Ashland common stock were outstanding. The Plan was terminated because the dollar value of the repurchase authorization has been nearly exhausted. Ashland intends to repurchase shares with the remainder of the APAC Proceeds by completing Purchases directed under the Plan and making additional purchases not directed by a formal trading plan.



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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                ASHLAND INC.
                                -------------------------------------------
                                                (Registrant)


December 15, 2006                /s/ J. Marvin Quin
                                -------------------------------------------
                                J. Marvin Quin
                                Senior Vice President
                                and Chief Financial Officer


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